Exhibit 32.2

Certification of the Principal Financial Officer Officer

Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report of Bunker Hill Mining Corp. (formerly Liberty Silver Corp.) (the “Company”) on Form 10-K for the six months ended December 31, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), David Wiens, the Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David Wiens
Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer

Date: March 31, 2021